Exhibit 99.1

Shineco, Inc. Reports Third Quarter of 2018 Financial Results

BEIJING, May 17, 2018 /PRNewswire/ -- Shineco, Inc. ("Shineco" or the "Company"; NASDAQ: TYHT), a producer and distributor of Chinese herbal medicines, organic agricultural produce, specialized textiles, and other health and well-being focused plant-based products in China, announced today its financial results for the third quarter ended March 31, 2018.

Mr. Yuying Zhang, Chairman and Chief Executive Officer of Shineco, Inc., commented, "We are delighted that our increased capital spending in 2017 has translated into increased profitability in 2018. Our business in Xinjiang factory has turned a profit, and our sales in Shandong have remained stable. This is reflected in our financial results. Shineco's gross profit had increased by 102% to $5.26 million, our operating margin had increased by 8.4 percentage points to 29.4%, and our gross margin had increased by 6.7 percentage points to 39.4% compared to the same period of last year."

Mr. Zhang concluded, "The market's response to our Luobuma product line has been immensely positive, as reflected by an impressive sales increase of 388.6% to $5.48 million from $1.12 million from the same period of last year. We are pleased with the recognition from our clients, as we continue to innovate and expand in the future."

Third Quarter of 2018 Financial Highlights

	For the Three Months Ended March 31
($ millions, except per share data)	2018	2017	% Change
Revenue	13.34	7.94	68.0%
Luobuma products	5.48	1.12	388.6%
Chinese medicinal herbal products	3.30	3.05	8.3%
Other agricultural products	4.56	3.77	20.9%
Gross profit	5.26	2.60	102.2%
Gross margin	39.4%	32.8%	6.7%
Operating income	3.92	1.67	135.0%
Operating margin	29.4%	21.0%	8.4%
Net income attributable to Shineco	4.55	1.92	136.8%
EPS	0.21	0.09	135.2%

•	Revenues increased by 68.0% to $13.34 million for the three months ended March 31, 2018 from $7.94 million for the same period last year.
•	Gross profit increased by 102.2% to $5.26 million for the three months ended March 31, 2018 from $2.60 million for the same period last year. Gross margin increased by 6.7 percentage points to 39.4% from 32.8% for the same period of last year.
•	Net income attributable to Shineco increased by 136.8% to $4.55 million, or $0.21 per basic and diluted share, for the three months ended March 31, 2018 from $1.92 million, or $0.09 per basic and diluted share, for the same period last year. The increases in net income and earnings per share were primarily due to an increase in gross profit, partially offset by an increase in general and administrative expenses.

Third Quarter of 2018 Financial Results

Revenues

Revenues for the three months ended March 31, 2018 increased by $5.40 million, or 68.0%, to $13.34 million from $7.94 million for the same period of last year, mainly due to increased sales of all products.

	For the Three Months Ended March 31
	2018			2017
($ millions)	Revenues	COGS	Gross Margin	Revenues	COGS	Gross Margin
Luobuma products	5.48	2.36	56.9%	1.12	0.57	49.2%
Chinese medicinal herbal products	3.30	2.56	22.0%	3.05	2.28	24.7%
Other agricultural products	4.56	3.15	31.0%	3.77	2.47	34.4%
Business and sales related taxes	-	0.01	-	-	0.02	-
Total	13.34	8.08	39.4%	7.94	5.34	32.8%

Revenues from Luobuma products increased by $4.36 million, or 388.6%, to $5.48 million for the three months ended March 31, 2018 from $1.12 million for the same period of last year, mainly due to establishment of new subsidiary, Xinjiang Taihe, which generated revenue of $5,210,768.

Revenues from Chinese medicinal herbal products increased by $0.25 million, or 8.3%, to $3.30 million for the three months ended March 31, 2018 from $3.05 million for the same period of last year. The increase was primarily due to more fulfilled sales orders from customers for the three months ended March 31, 2018 than the same period in 2017.

Revenues from other agricultural products increased by $0.79 million, or 20.9%, to $4.56 million for the three months ended March 31, 2018 from $3.77 million for the same period of last year. The sales of other agricultural products were mainly derived from sales of yew trees and our storage services. The increase was mainly due to the increase in sales volume of yew trees since the public realized the air purification function of the yew trees.

Gross profit and Gross Margin

Total cost of goods sold increased by $2.74 million, or 51.3%, to $8.08 million for the three months ended March 31, 2018 from $5.34 million for the same period of last year. Gross profit increased by $2.66 million, or 102.2%, to $5.26 million for the three months ended March 31, 2018 from $2.60 million for the same period of last year. Overall gross margin increased by 6.7 percentage points to 39.4% for the three months ended March 31, 2018, compared to 32.8% for the same period of last year.

Gross margins for Luobuma products, Chinese medicinal herbal products, and other agricultural products were 56.9%, 22.0%, and 31.0%, respectively, for the three months ended March 31, 2018. This compared to gross margins for Luobuma products, Chinese medicinal herbal products, and other agricultural products of 49.2%, 24.7%, and 34.4%, respectively, for the same period of last year.

Operating income

Selling expenses increased by $0.08 million, or 27.4%, to $0.39 million for the three months ended March 31, 2018 from $0.30 million for the same period of last year, primarily due to the acquisition of a new subsidiary, Tianjin Tajite, in October 2017. The increase in selling and distribution expenses was also a result of increased promotion expenses as the Company enhanced its online sales promotions, partially offset by decreased rent expense of warehouse and salary expenses due to more effective cost control during the three months ended March 31, 2018 compared to the same period of 2017. General and administrative expenses increased by $0.33 million, or 51.5%, to $0.96 million for the three months ended March 31, 2018 from $0.63 million for the same period of last year. The increase in general and administrative expenses was primarily due to the incorporation and acquisition of new subsidiaries, Tiankunrunze in last quarter of fiscal year 2017, and Xinjiang Taihe and Tianjin Tajite in fiscal year 2018. As a result, total operating expenses increased by $0.41 million, or 43.6%, to $1.34 million for the three months ended March 31, 2018 from $0.94 million for the same period of last year.

Operating income increased by $2.25 million, or 135.0%, to $3.92 million for the three months ended March 31, 2018 from $1.67 million for the same period of last year. Operating margin was 29.4% for the three months ended March 31, 2018, compared to 21.0% for the same period of last year.

Net income

Net income increased by $2.55 million, or 130.4%, to $4.51 million for the three months ended March 31, 2018 from $1.96 million for the same period of last year. After the deduction of non-controlling interests, net income attributable to common shareholders for the three months ended March 31, 2018 was $4.55 million, or $0.21 per basic and diluted share. This compared to net income attributable to common shareholders of $1.92 million, $0.09 per basic and diluted share, for the same period of last year.

Nine Months Ended March 31, 2018 Financial Results

	For the Nine Months Ended March 31
($ millions, except per share data)	2018	2017	% Change
Revenue	35.28	25.53	38.2%
Luobuma products	10.41	2.77	276.0%
Chinese medicinal herbal products	10.23	9.73	5.2%
Other agricultural products	14.64	13.04	12.3%
Gross profit	12.17	8.47	43.6%
Gross margin	34.5%	33.2%	1.3%
Operating income	8.11	5.25	54.4%
Operating margin	23.0%	20.6%	2.4%
Net income attributable to Shineco	9.41	6.12	53.7%
EPS	0.45	0.30	49.3%

Revenues

Revenues for the nine months ended March 31, 2018 increased by $9.75 million, or 38.2%, to $35.28 million from $25.53 million for the same period of last year, mainly due to increased sales of all products.

	For the Nine Months Ended March 31
	2018			2017
($ millions)	Revenues	COGS	Gross Margin	Revenues	COGS	Gross Margin
Luobuma products	10.41	4.81	53.7%	2.77	1.37	50.0%
Chinese medicinal herbal products	10.23	7.89	22.5%	9.73	7.20	25.6%
Other agricultural products	14.64	10.36	29.2%	13.04	8.44	35.3%
Business and sales related taxes	-	0.06	-	-	0.05	-
Total	35.28	23.11	34.5%	25.53	17.06	33.2%

Revenues from Luobuma products increased by $7.64 million, or 276.0%, to $10.41 million for the nine months ended March 31, 2018 from $2.77 million for the same period of last year, mainly due to revenue generated by a new subsidiary, Xinjiang Taihe, of US$ 8,145,196. Moreover, the increase of revenue from this segment was due to increased sales volume of our health awareness related products. The Company also enhanced online sales promotions during the nine months ended March 31, 2018, which contributed to more sales revenue overall.

Revenues from Chinese medicinal herbal products increased by $0.51 million, or 5.2%, to $10.23 million for the nine months ended March 31, 2018 from $9.73 million for the same period of last year. The increase was primarily due to more fulfilled sales orders from customers for the nine months ended March 31, 2018 than the same period in 2017.

Revenues from other agricultural products increased by $1.60 million, or 12.3%, to $14.64 million for the nine months ended March 31, 2018 from $13.04 million for the same period of last year. The increase was mainly attributable to the increase in sales volume of yew trees since the public realized the air purification function of the yew trees.

Gross profit and Gross Margin

Total cost of goods sold increased by $6.06 million, or 35.5%, to $23.11 million for the nine months ended March 31, 2018 from $17.06 million for the same period of last year. Gross profit increased by $3.70 million, or 43.6%, to $12.17 million for the nine months ended March 31, 2018 from $8.47 million for the same period of last year. Overall gross margin increased by 1.3 percentage points to 34.5% for the nine months ended March 31, 2018, compared to 33.2% for the same period of last year.

Gross margins for Luobuma products, Chinese medicinal herbal products, and other agricultural products were 53.7%, 22.5%, and 29.2%, respectively, for the nine months ended March 31, 2018. This compared to gross margins for Luobuma products, Chinese medicinal herbal products, and other agricultural products of 50.0%, 25.6%, and 35.3%, respectively, for the same period of last year.

Operating income

Selling expenses increased by $0.05 million, or 3.9%, to $1.23 million for the nine months ended March 31, 2018 from $1.19 million for the same period of last year, primarily due to the acquisition of a new subsidiary, Tianjin Tajite, in October 2017. The increase in selling and distribution expenses was also a result of increased promotion expenses as the Company enhanced its online sales promotions, partially offset by decreased rent expense of warehouse and salary expenses due to more effective cost control during the nine months ended March 31, 2018 compared to the same period of 2017. General and administrative expenses increased by $0.79 million, or 39.0%, to $2.82 million for the nine months ended March 31, 2018 from $2.03 million for the same period of last year. The increase in general and administrative expenses was primarily attributable to the incorporation and acquisition of new subsidiaries, Tiankunrunze in second quarter of fiscal year 2017, and Xinjiang Taihe and Tianjin Tajite in fiscal year 2018.  The increase in general and administrative expenses was also a result of increased professional service fees, such as attorney's fees, consulting fees and auditing fees. As a result, total operating expenses increased by $0.84 million, or 26.0%, to $4.05 million for the nine months ended March 31, 2018 from $3.22 million for the same period of last year.

Operating income increased by $2.86 million, or 54.4%, to $8.11 million for the nine months ended March 31, 2018 from $5.25 million for the same period of last year. Operating margin was 23.0% for the nine months ended March 31, 2018, compared to 20.6% for the same period of last year.

Net income

Net income increased by $3.12 million, or 50.0%, to $9.35 million for the nine months ended March 31, 2018 from $6.23 million for the same period of last year. After the deduction of non-controlling interests, net income attributable to common shareholders for the nine months ended March 31, 2018 was $9.41 million, or $0.45 per basic and diluted share. This compared to net income attributable to common shareholders of $6.12 million, $0.30 per basic and diluted share, for the same period of last year.

Financial Condition

As of March 31, 2018, the Company had cash and cash equivalents of $28.43 million, compared to $23.15 million as of June 30, 2017. Net cash used in operating activities was $5.34 million for the nine months ended March 31, 2018, compared to net cash used in operating activities of $1.38 million for the same period of last year. Net cash used in investing activities was $0.90 million for the nine months ended March 31, 2018, compared to $1.69 million for the same period of last year. Net cash used in financing activities was $0.45 million for the nine months ended March 31, 2018, compared to net cash provided by financing activities of $5.60 million for the same period of last year.

About Shineco, Inc.

Incorporated in August 1997 and headquartered in Beijing, China, Shineco, Inc. ("Shineco" or the "Company") is a Delaware holding company that uses its subsidiaries' and variable interest entities' vertically- and horizontally-integrated production, distribution and sales channels to provide health and well-being focused plant-based products in China. Utilizing modern engineering technologies and biotechnologies, Shineco produces, among other products, Chinese herbal medicines, organic agricultural produce and specialized textiles. For more information about the Company, please visit www.shinecobiotech.com.

Forward-Looking Statements

This press release contains information about Shineco's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Shineco encourages you to review other factors that may affect its future results in Shineco's registration statement and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

Tina Xiao
Ascent Investor Relations LLC
Phone: +1-917-609-0333
Email: tina.xiao@ascent-ir.com

SHINECO, INC. CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2018	2017
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$28,432,209	$23,154,551
Accounts receivable, net	24,864,469	14,480,004
Due from related parties	409,193	448,833
Inventories	2,765,143	2,346,273
Advances to suppliers, net	3,582,001	2,396,123
Deferred issuance cost	434,000	-
Other current assets	818,934	1,900,143
TOTAL CURRENT ASSETS	61,305,949	44,725,927

Property and equipment, net	12,463,088	10,320,396
Land use right, net of accumulated amortization	1,426,571	1,346,631
Investments	6,703,975	5,695,080
Deposit for business acquisition	128,967	2,065,686
Distribution rights	1,175,033	-
Long-term deposit and other noncurrent assets	121,494	112,883
Prepaid leases	3,706,730	3,784,533
Deferred tax assets	-	233,834
Goodwill	2,230,683	-
TOTAL ASSETS	$89,262,490	$68,284,970

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term loans	$2,481,156	$2,663,628
Accounts payable	3,242,373	158,068
Advances from customers	6,811	5,439
Due to related parties	206,885	257,880
Other payables and accrued expenses	2,181,904	337,107
Taxes payable	2,385,329	1,608,926
TOTAL CURRENT LIABILITIES	10,504,458	5,031,048

Deferred tax liability	4,229	-
TOTAL LIABILITIES	10,508,687	5,031,048

Commitments and contingencies	-	-

EQUITY:
Common stock; par value $0.001, 100,000,000 shares authorized; 21,234,072 and 21,034,072 shares issued and outstanding at March 31, 2018 and June 30, 2017	21,234	21,034
Additional paid-in capital	23,171,102	22,737,302
Statutory reserve	4,074,570	3,484,449
Retained earnings	47,880,159	39,064,743
Accumulated other comprehensive loss	2,489,677	(3,140,982)
Total Stockholders' equity of Shineco, Inc.	77,202,742	62,166,546
Non-controlling interest	1,117,061	1,087,376
TOTAL EQUITY	78,319,803	63,253,922

TOTAL LIABILITIES AND EQUITY	$89,262,490	$68,284,970

SHINECO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(UNAUDITED)

	For the Nine Months Ended March 31,		For the Three Months Ended March 31,
	2018	2017	2018	2017

REVENUE	$35,282,977	$25,531,313	$13,341,281	$7,941,583

COST OF REVENUE
Cost of product and services	23,059,329	17,007,048	8,065,117	5,319,742
Business and sales related tax	55,624	53,228	14,287	19,264
Total cost of revenue	23,114,953	17,060,276	8,079,404	5,339,006

GROSS PROFIT	12,168,024	8,471,037	5,261,877	2,602,577

OPERATING EXPENSES
General and administrative expenses	2,820,689	2,029,981	956,765	631,640
Selling expenses	1,232,713	1,186,536	387,494	304,182
Total operating expenses	4,053,402	3,216,517	1,344,259	935,822

INCOME FROM OPERATIONS	8,114,622	5,254,520	3,917,618	1,666,755

OTHER INCOME
Income from equity method investments	703,453	699,380	352,801	297,612
Purchase rebate income	1,191,011	846,297	411,076	253,669
Other income	220,270	253,196	80,295	93,888
Interest income (expense), net	(41,684)	15,124	(10,360)	(25,414)
Total other income	2,073,050	1,813,997	833,812	619,755

INCOME BEFORE PROVISION FOR INCOME TAXES	10,187,672	7,068,517	4,751,430	2,286,510

PROVISION FOR INCOME TAXES	834,647	833,661	239,612	328,274

NET INCOME	9,353,025	6,234,856	4,511,818	1,958,236

Less: net income (loss) attributable to non-controlling interest	(52,512)	116,006	(40,084)	35,829

NET INCOME ATTRIBUTABLE TO SHINECO, INC.	$9,405,537	$6,118,850	$4,551,902	$1,922,407

COMPREHENSIVE INCOME
Net income	$9,353,025	$6,234,856	$4,511,818	$1,958,236
Other comprehensive income (loss): foreign currency translation gain (loss)	5,714,317	(1,985,492)	2,683,536	528,683
Total comprehensive income	15,067,342	4,249,364	7,195,354	2,486,919
Less: comprehensive income attributable to non-controlling interest	31,146	80,161	(1,249)	43,720

COMPREHENSIVE INCOME ATTRIBUTABLE TO SHINECO, INC.	$15,036,196	$4,169,203	$7,196,603	$2,443,199

Weighted average number of shares basic and diluted	21,080,787	20,477,598	21,176,294	21,034,072

Basic and diluted earnings per common share	$0.45	$0.30	$0.21	$0.09

SHINECO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended March 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,353,025	$6,234,856
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	489,835	445,037
Loss from disposal of property and equipment	5,520	-
Bad debt expense	47,497	147,770
Increase in inventory reserve	153,029	45,419
Deferred tax (benefit) provision	(35,677)	9,790
Income from equity method investments	(703,452)	(699,380)
Interest income from loans to related parties	-	(86,585)

Changes in operating assets and liabilities:
Accounts receivable	(8,876,896)	(7,744,632)
Advances to suppliers	(939,882)	(929,907)
Inventories	(315,834)	2,613,094
Other receivables	259,946	(864,944)
Prepaid expense and other assets	233,107	(192,464)
Due from related parties	125,501	361,287
Prepaid leases	361,665	351,480
Accounts payable	2,945,920	185,693
Advances from customers	(81,157)	26,247
Other payables	1,716,955	(1,519,339)
Taxes payable	604,558	232,390
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	5,343,660	(1,384,188)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(1,721,647)	(41,016)
Proceeds from disposal of property and equipment	603	-
Payment for construction in progress	(5,843)	-
Repayments (advances to) of loans from third parties	831,453	(506,452)
Loan advances to related party	(53,443)	-
Repayments of loans from related parties	-	567,246
Income received from investments in unconsolidated entities	152,694	551,933
Deposit for business acquisition	(123,682)	(2,060,548)
Deposit for potential investment	-	(200,000)
Cash of subsidiary acquired	23,153	-
NET CASH (USED IN) INVESTING ACTIVITIES	(896,712)	(1,688,837)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	2,443,100	2,680,184
Repayment of short-term loans	(2,820,126)	(2,406,426)
Stock issuance cost payable	-	843,844
Proceeds from initial public offering, net of offering costs	-	4,550,705
Repayments of advances from related parties	(68,465)	(68,984)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(445,491)	5,599,323

EFFECT OF EXCHANGE RATE CHANGE ON CASH	1,276,201	(861,050)

NET INCREASE IN CASH	5,277,658	1,665,248

CASH - Beginning of the Period	23,154,551	22,009,374

CASH - End of the Period	$28,432,209	$23,674,622

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for income taxes	$702,064	$579,566
Cash paid for interest	$98,017	$109,208

SUPPLEMENTAL NON-CASH INVESTING ACTIVITY:
Issued 200,000 shares of deferred issuance cost	$434,000	$-